Exhibit 10.26

OHR PHARMACEUTICAL INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT, made and entered into as of March 9, 2012 (the “Date of Grant”) between OHR PHARMACEUTICAL INC., a Delaware corporation (herein called the “Corporation”), and _____________________________ (herein called the “Optionee”).

WITNESSETH:

WHEREAS, under the terms and conditions hereinafter stated, the Corporation hereby grants to the Optionee an option (the “Option”) to purchase up to _________shares of the Corporation’s common stock, $0.0001 par value per share (“Common Stock”), at an exercise price of $0.57 per share, subject to adjustment as provided in Paragraph 8 hereof (the “Option Price”).

NOW, THEREFORE, the Corporation and the Optionee agree as follows:

1.                  Term. The term of the Option shall commence on March 9, 2012, and shall terminate at 5:00 P.M., E.S.T., on March 8, 2017.

2.                  Exercise. This Option to purchase up to __________ shares of Common Stock may be exercised in whole or in part in accordance with the following schedule: up to ______________ shares upon and after the date hereof and thereafter in accordance with the following schedule, if and only if as of each date set forth below the Optionee is employed by the Corporation:

Date	Additional Shares of Common Stock for which the Option May be Exercised
March 9, 2013	____________
March 9, 2014	____________
March 9, 2015	____________

The method for exercise described in this Section 2 shall be the sole method of such exercise. The Optionee may exercise the Option by delivery to the Corporation of written notice providing: (i) the name of the Optionee; (ii) the address to which Common Stock certificates are to be mailed; (iii) an identification of the Option being exercised by reference to the date first written above; and (iv) payment in the amount of the product of the Option Price times the number of shares with respect to which the Option is being exercised, delivered in person or sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to the Treasurer of the Corporation. Such payment shall be in the form of (a) a check (acceptable to the Corporation in accordance with guidelines established for this purpose) payable to the order of the Corporation, (b) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Corporation approves a shorter period) and which have a fair market value equal to the exercise price, or (c) by any combination of the foregoing permissible forms of payment.

The Option shall be considered exercised on the date the notice and appropriate payment are delivered to the Corporation. As promptly as practicable after receipt of such notice and payment, the Corporation shall deliver to the Optionee a certificate or certificates for the number of shares of Common Stock with respect to which the Option has been so executed, issued in the Optionee’s name. Such delivery shall be deemed effected for all purposes when a stock transfer agent of the Corporation shall have deposited such certificate or certificates in the United States mail, addressed to the Optionee, at the address specified in the notice.

3.                  Transferability of Options. The Option shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution. The Option shall be exercisable during the lifetime of the Optionee only by the Optionee, the Optionee’s guardian or the Optionee’s legal representative.

4.                  Termination of Affiliation. If the Optionee’s employment or other association with the Corporation and any corporation, partnership, limited liability company, business trust or other entity controlling, controlled by or under common control with the Corporation (“Affiliate”) ends for any reason, including because of the Optionee’s employer ceasing to be an Affiliate, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract. In the event of the death of the Optionee, the executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution shall have the right to exercise the Option only within the period of one year next succeeding the Optionee’s death.

5.                  Requirements of Law. The Corporation shall not be required to sell or issue Common Stock under the Option if the issuance of such Common Stock would constitute a violation by the Optionee or the Corporation of any provisions of any state or federal law, rule or regulation. In addition, in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, the Corporation shall not be required to issue such Common Stock unless the Corporation has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act, or unless an opinion of counsel to the Corporation has been received by the Corporation to the effect that such registration is not required. Any determination in this connection by the Corporation shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Corporation may imprint the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.”

The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any state or federal law, rule or regulation.

6.                  No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to Common Stock covered by the Option until the date of issuance to the Optionee of a stock certificate for such Common Stock; and, except as otherwise provided in Paragraph 8 hereof, no adjustment for dividends or otherwise shall be made if the record date thereof is prior to the date of issuance of such certificate.

7.                  Employment Obligation. The granting of the Option shall not impose upon the Corporation any obligation to employ or become affiliated with or continue to employ or be affiliated with the Optionee. The right of the Corporation to terminate the employment of or its affiliation with the Optionee or any other person shall not be diminished or affected by reason of the fact that the Option has been granted to the Optionee.

8.                  Changes in the Corporation’s Capital Structure. The existence of the Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise. Except as hereinafter expressly provided, the issuance by the Corporation of shares of Common Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to the Option.

(a)               Capital Readjustments. If the Corporation effects a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, the number and class of Common Stock subject to the Option hereunder and the Option Price shall be appropriately adjusted in such a manner as to entitle the Optionee to receive upon exercise of the Option, for the same aggregate cash consideration, the same total number and class of shares as the Optionee would have received had the Optionee exercised the Option in full immediately prior to the event requiring the adjustment.

(b)               Mergers, Etc. If (i) the Corporation is a party to a merger, consolidation or similar transaction (whether or not the Corporation is the surviving corporation), or the Corporation is liquidated, or the Corporation sells or otherwise disposes of substantially all its assets, and (ii) in such transaction the holders of Common Stock exchange their Common Stock for shares of stock or for other securities (the “Transaction Securities”) of the Corporation or another corporation, receive additional Common Stock or other securities, or surrender a portion of their Common Stock, then:

(1)               Except as provided in Paragraph 8(b)(2) hereof, the Optionee shall be entitled, in lieu of the Option, to an Option or Options to purchase Transaction Securities in an amount (if any) equal to the Transaction Securities that the Optionee would have received if the Optionee had exercised the Option in full and held the shares of Common Stock to which the Option related at the time of such transaction. The option price per share or other unit of such Transaction Securities shall be determined by dividing the Option Price by the number of shares or other units (or the fraction of a share or other unit) of Transaction Securities into which each share of Common Stock is converted or for which Common Stock is exchanged in such transaction.

(2)               Notwithstanding any other provision hereof, the Board of Directors of the Corporation may cancel the Option as of the effective date of any transaction described in clause (i) of this Paragraph 8(b); provided that (A) notice of such cancellation shall have been given to the Optionee at least thirty (30) days before the effective date of such transaction, and (B) the Optionee shall have the right to exercise the Option in full during the thirty (30) day period immediately preceding the effective date of such transaction.

9.                  Withholding and Reporting. The Corporation’s obligation to deliver shares of Common Stock or to make any payment upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding and reporting requirements.

10.              Interpretation of Agreement; Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

[signature page follows]

OHR PHARMACEUTICAL INC.

By:______________________________

Name:

Title:

The Optionee hereby accepts and agrees to be bound by all terms and conditions hereof.

___________________________________

Dr. Irach Taraporewala

Date: March 9, 2012